DESCRIPTION OF THE SHORT-TERM CASH INCENTIVE PLAN (BONUS)

     Annual cash incentive awards, which are designed to provide short-term performance incentives, are made to executives and other employees to recognize and reward corporate and individual performance. The plan in effect provides an annual incentive fund of up to 3.5% of the Company's annual net income, with certain adjustments, for executives and other employees involved in decision-making roles which effect the Company's growth and profitability goals.

	Annually, Management and the Board will set specific targets to be achieved which will determine the cash payout as a whole and then to each eligible employee based on a formula. There shall be specific targets established for each of the following: production volume, reserve replacement, and non-steam operating cost. The Board retains the flexibility to adjust various items to assure compliance with the intent of the plans. All annual cash bonuses are approved by the Compensation Committee and by the Board of Directors.






















                        Exhibit 10.1

                             46